UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 11, 2012

Precision Aerospace Components, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30185	20-4763096
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2200 Arthur Kill Road

Staten Island, NY 10309-1202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (718) 356-1500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Amendment to Certificate of Incorporation. On December 11, 2012, Precision Aerospace Components, Inc. (the “Company”) amended its Certificate of Incorporation to: (a) reduce the authorized number of shares of its existing Series A Convertible Preferred Stock (“Series A”) to 1,400,000 shares from the previously authorized 7,100,000; and (b) authorize 4,825,000 shares of new Series C Convertible Preferred Stock (“Series C”). Neither the Series A nor the Series C have any dividend rights, voting rights, or any specified maturity date.

Description of Amendments to Series A. The principal amendments to the Series A consist of the following:

a.	Reduction in the number of shares designated as Series A to 1,400,000;
b.	Removal of certain inapplicable provisions;
c.	Elimination of Series A holder consent in order to reduce the number of shares of Series A outstanding;
d.	Expressly permit the issuance of additional preferred stock, on a pari passu basis;
e.	Reduce the requisite percentage required to effect most amendments to the Series A Statement of Designations from 75% to a majority; and
f.	Removal of certain liquidated damages provisions that were previously triggered by the Company’s failure to deliver common stock upon conversion of any shares of Series A.

Rights of Series C. The rights and obligations of the Series C are the same as the existing Series A in all respects, provided that the Series C shares are fully convertible into shares of the Company’s common stock without any limitations on conversation (the Series A contains a restriction limiting a holder’s ability to convert the holder’s shares of Series A into common stock (subject to some exceptions) to the extent that conversation would result in the holder having beneficial ownership of the Company’s common stock in excess of 4.9% of the total number of shares of outstanding Company common stock).

The Series C rank pari-passu with the Series A. Each share of Series C is, subject to adjustments, convertible into 1.554 shares of the Company’s common stock. Each share of each of the Series A and Series C has a $00.735 payment preference in the event of liquidation.

Exchange of Series A for Series C by Certain Holders. Simultaneous with the filing of these amendments, the Company and certain holders of the Series A agreed to exchange 4,608,675 shares of the Company’s Series A for an equal number of shares (i.e. 4,608,675 shares) of the Company’s newly authorized Series C. The Company did not receive any consideration in this exchange (other than receipt of the Series A that was tendered by the holders in the exchange).

The exchange was exempt from registration pursuant to Section 3(a)(9) of the Securities Act since it was an exchange of securities by existing security holders for other securities and for no additional consideration and without paying remuneration for soliciting such exchange.

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 3.02 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits.
Exhibit
Number	Description

4.1	Amended and Restated Statement of Designations Series A Convertible Preferred Stock

4.2	Statement of Designations Series C Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precision Aerospace Components, Inc.

Date: December 11, 2012	By: /s/ Andrew S. Prince
Andrew S. Prince
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Statement of Designations Series A Convertible Preferred Stock
4.2	Statement of Designations Series C Convertible Preferred Stock

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